SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the registrant [  ]

Filed by a party other than the registrant [ X]

Check the appropriate box:

      [X ] Preliminary proxy statement
      [  ] Definitive proxy statement
      [  ] Definitive additional materials
      [  ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      AMERICAN INDUSTRIAL PROPERTIES REIT
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                PURE WORLD, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     [ ] $500 per  each  party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:

            Shares of Beneficial Interest
--------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transactions applies:


--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1


--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:


--------------------------------------------------------------------------------


(2)      Form, schedule or registration statement no.:


--------------------------------------------------------------------------------

(3)      Filing party:


--------------------------------------------------------------------------------


(4)      Date filed:


--------------------------------------------------------------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.




                          PRELIMINARY PROXY STATEMENT

                        PURE WORLD, INC. ("Pure World")(1)
                    ( a public corporation listed on NASDAQ)

                     Information about the Annual Meeting of
                AMERICAN INDUSTRIAL PROPERTIES REIT ("The Trust")


     This Proxy Statement and the enclosed proxy card are being sent on or about November *, 1996 in connection with the Annual Meeting being held by the Trust at ****Dallas time, December 18, 1996 at ***************** ( the "Meeting").
Your vote is being solicited by Pure World, which seeks to (i) remove the Trust Managers and (ii) prevent their re-election. Pure World is not seeking control of the Board. The close of business on November 13, 1996 has been fixed by the Trust as the record date in determining the number of shares eligible to vote at the Meeting. A copy of this Proxy Statement will be mailed to any persons who become eligible to vote subsequent to this mailing.

     At the Meeting, management proposes to seek the election of its nominees as Trust Managers and the ratification of Ernst & Young LLP as auditors. Pure World supports the ratification of Ernst & Young LLP. In reliance upon Rule 14a-5(c) of the Securities and Exchange Act of 1934 (2), reference is made to management's proxy statement which is being sent to you by the Trust on or about November 13, 1996 for a full description of management's proposals, as well as information with respect to the number of shares eligible to vote at the Meeting, the quorum, the record date, the securities ownership of the Trust, information about the Trust's officers and Trust Managers, including compensation, information about the ratification of the appointment of Ernst & Young LLP as independent auditors and the date by which shareholders must submit proposals for inclusion in the next annual meeting.

                  PLEASE READ THE FOLLOWING MATERIAL WITH CARE

     In this Proxy Statement we propose to remove the Trust Managers and then ask the Federal District Court Judge to appoint their replacements. We also seek to prevent the re-election of the Trust Managers. The reasons Pure World seeks your support for these proposals are set forth below.
-------------------
     (1) Pure World's former name was American Holdings, Inc. Additional information about Pure World, the names of its officers, directors and controlling stockholders and their ownership interests is presented on Schedule I of this Proxy Statement.

     (2) Rule 14a-5(c) provides that "any information contained in any other proxy soliciting material which has been furnished to each person solicited in connection with the same meeting or subject matter may be omitted from the proxy statement, if a clear reference is made to the particular document containing such information."

                    THE ILL FATED ATTEMPT TO MOVE FROM TEXAS

     Three years ago the Trust Managers proposed to restructure the Trust as a Maryland real estate investment trust, to increase its authorized capital and to provide management with a variety of perquisites, including stock options and golden parachutes. Pure World opposed that restructuring because it deemed the proposal a blank check which could dilute the shareholders and entrench management at the expense of shareholders rights. The proposal was defeated.

                   MANAGEMENT IGNORES ITS LARGEST SHAREHOLDER

     After shareholders defeated management's proposal to restructure the Trust in a form which Pure World believed was not in the interest of shareholders the Trust Managers did not seek to meet with Pure World, the Trust's largest shareholder. Believing that the Trust Managers had little of their own capital at stake but hefty salaries and fees to protect, Pure World determined to try to seek control of the Trust by electing its nominees as a majority of the Trust Managers. At the 1994 and 1995 Annual Meetings, Pure World proposed its own nominees for election as Trust Managers and although Pure World's nominees failed to be elected by the two-thirds majority required by the Trust's By-laws (incumbents need only a majority), Pure World's nominees did receive a plurality of votes cast at the 1995 Annual Meeting.

     The incumbents failed to elect themselves at both of these meetings but continued in office under the so-called "hold-over provisions" of the By-laws. Under the management of these hold-over Trust Managers, the fortunes of the Trust, in Pure World's view, continued to decline. The Trust Managers, on the other hand, continued to trumpet their performance to shareholders, particularly the results of the Trust's lawsuit with Manufacturer's Life Insurance Company ("MLI"). This litigation recently settled with an agreement permitting the Trust to repay the MLI Note at a discount of $8,439,000. But net losses have mounted so quickly since Charles Wolcott became chief executive officer ($17,528,000) that even if the Trust raises the equity to repay the discounted note, the Trust's net worth under his management will have declined from $4.02 per share at March 31, 1993 to $2.82 per share, on a pro forma basis including the discount, as of September 30, 1996.

    THE TRUST MANAGERS ASK THE COURT TO PROTECT THEM FROM THEIR SHAREHOLDERS

     After failing to be re-elected for the second consecutive year, the hold-over Trust Managers caused the Trust to sue Pure World and its Chairman in the Federal District Court in Dallas for what Pure World believes are trumped up charges (3) to punish Pure World for opposing the Trust Managers and to intimidate Pure World from further opposition. Pure World then sued the Trust Managers for pursuing an illegal entrenchment scheme and for waste and mismanagement. Pure World requested that the Court remove the Trust Managers because they had lost the support of shareholders and asked the Court to appoint a receiver who, in Pure World's view, could be better trusted to protect the shareholders' interests. The Court denied Pure World's motion, holding that the Texas REIT Act (the "Act") permits Trust Managers to hold-over even though they fail in two consecutive elections to be re-elected. ( In contrast, The Texas Business Corporation Act provides for the appointment of a receiver if directors fail to be re-elected in two consecutive meetings.) The Court's order can be appealed at the end of the case but that is many months away.


                          PURE WORLD IS NOT INTIMIDATED

     Pure World will not be intimidated and will continue to voice its concerns about the competence and character of the Trust Managers. Pure World still maintains that the Trust must change direction and seek alternatives for improving, what Pure World believes, is a deteriorating financial situation. The market price of the Trust shares has languished in the greatest bull market in history. The Trust's performance, in our opinion, has been poor compared to its peers in the industry.

          ASK YOURSELF, ARE YOU BETTER OFF NOW SINCE WOLCOTT TOOK OVER?

     Regarding your investment in the Trust, we ask you: Are you better off now than you were three years ago when Charles Wolcott took over as chief executive? If the answer is no then VOTE TO REMOVE the Trust Managers. If you wish to send a message to the Trust Managers that you are tired of wasting corporate assets in what we think is their scheme to entrench themselves at the expense of shareholder interests, then VOTE against the re-election of the hold-over Trust Managers. The hold-over Trust Managers can be removed by the affirmative vote of a majority of outstanding shares. The hold-over Trust Managers can not be re-elected if the votes against their re-election together with abstentions and non-votes aggregate more than a majority of the outstanding shares. (See "Required Vote and Manner of Voting" below.)

--------------
     (3) The Trust alleges in its complaint that Pure World failed to disclose to shareholders that Pure World had discussed the purchase of the Trust's note from Manufacturer's Life Insurance Company ("MLI") and that Pure World was a member of an undisclosed group in violation of Federal securities law.

      IF YOU HAVE SUPPORTED MANAGEMENT NOW IS THE TIME TO CHANGE YOUR MIND

     Even if you have executed management's proxy card, you can change your vote by signing, dating and returning the enclosed white proxy card. Any proxy, including one we hold, can be revoked. (See "Revocation of Proxies" below.)


                                   PROPOSAL I
                     REMOVAL OF THE HOLD-OVER TRUST MANAGERS

     The Charter of the Trust provides that Trust Managers can be removed by the affirmative vote of a majority of outstanding shares. For three years we have been contending that the Trust has performed poorly not only in the absolute but relative to its peers in the REIT industry. Charles Wolcott and William Bricker have consistently defended their performance as Trust Managers and have consistently predicted improved operating results. Who is right? Don't take our word and don't take theirs. Look at the financial statements yourself or ask a financial adviser you trust. We believe the truth is spelled out in black and white, or in the case of the Trust, in red ink.

     Since January of 1994 the Trust Management has amended the Trust numerous times without shareholder approval. Among other things, the changes (1) eliminate the Trust's obligation to report real estate values to shareholders and (2) restrict the ability of shareholders to offer proposals at shareholders meetings and to elect new Trust Managers.


                THE COURT REJECTS RESTRICTIONS ON SHARE OWNERSHIP

     The Trust Managers also attempted without shareholder approval to limit share ownership to less than 9.8% but this time the Court struck down the restrictions, declaring them unlawful. The Trust Managers publicly announced that they would ask the Court to reconsider. But they did not. Instead they again amended the By-laws to restrict share ownership without shareholder approval and in total disregard for the Court's order. Again Pure World sought assistance from the Court. Only when forced by Pure World's action, did the Trust Managers bring the matter to the Court's attention and request it to reconsider its order holding the restrictions to be illegal. Within hours of its being filed, the Trust's motion to reconsider was rejected by the Court. In Pure World's view, this contempt for the Court's order demonstrates that management will do anything and spend anything to maintain their positions.

       IF LITIGATION EXPENSES WERE EARNINGS THIS TRUST WOULD BE BETTER OFF

     After Pure World won a plurality at last year's Annual Meeting, what did the Trust do? Did they ask to meet with Pure World? No! They sued. Remember, the Trust sued Pure World and its Chairman, making serious allegations which Pure World knows are baseless and which Pure World believes the Trust Managers know are baseless. When the Trust Managers complain about the time and expense incurred in proxy contests and litigation remember who sued first and who sued rather than amicably discuss the Trust's future. For the Trust Managers now to decry the cost of litigation and contention after forcing Pure World to expend hundreds of thousands of its dollars compares to crying about being an orphan after killing one's parents.

       HOW CAN THE SHAREHOLDERS RID THEMSELVES OF BOTH CONTENDING PARTIES?

     How can the shareholders remove the Trust from the controversy and contention swirling between the Trust Managers and Pure World? We believe there is only one way. Remove the Trust Managers and consequently remove these costly confrontations. Pure World for its part has already agreed not to seek control of the Trust or to request the Court to appoint Pure World or any Pure World affiliate to manage the Trust.

                WE URGE YOU TO VOTE TO REMOVE THE TRUST MANAGERS!

     From public filings, oral conversations and writings, Pure World knows that the Trust has received proposals to acquire, invest in or merge with the Trust which never have been presented to shareholders. Even with the discount in debt afforded by the settlement with MLI, the Trust faces an uncertain future. To make the final payment due in March it is likely that the Trust must secure additional equity financing. This management owns relatively few shares of the Trust but rakes in substantial salaries, bonuses, benefits and fees. Ask yourself this question. When these Trust Managers pursue capital for the Trust, which will this management seek to protect more - your share values or their salaries?

     If the Trust Managers are removed, Pure World will seek to have the Court appoint one or more independent persons to manage the Trust. We are concerned that the hold-over Trust Managers may be willing to dilute the shareholders in order to protect their management perquisites. If you share our concern VOTE TO REMOVE!

                                   PROPOSAL 2

                        SEND THE TRUST MANAGERS A MESSAGE

                            PREVENT THE RE-ELECTION
                         OF THE HOLD-OVER TRUST MANAGERS

     We believe that Bricker and Wolcott are relics from a past which has seen market value drop from $15 per share in 1986 to $1 7/8 as of this date. We think the Trust has performed particularly poorly when compared to its peer group in the industry. However, because the Trust has adopted By-laws (without shareholder approval) that require a non-incumbent to obtain the votes of two-thirds of all outstanding shares, we believe, it is virtually impossible to elect non-incumbents as Trust Managers. The Court has held that under the Act, and the Trust's By-laws, the Trust Managers may stay in office even if they are never re-elected by the shareholders. We believe however that you should vote against the re-election of these hold-over Trust Managers anyway. In our view, a negative vote would at least reaffirm that the Trust Managers have lost the support of the shareholders and would send a message that you demand a change in management.

     You should vote to remove the Trust Managers, but even if you do not vote to remove the Trust Managers you should vote to prevent the re-election of the Trust Managers if you are unhappy with the progress of the Trust and are concerned that these Trust Managers are not operating the Trust in the interests of shareholders.

                  VOTE TO REMOVE THE HOLD-OVER TRUST MANAGERS !

                              SEND THEM A MESSAGE!

             VOTE TO PREVENT THE RE-ELECTION OF THE TRUST MANAGERS!


                       REQUIRED VOTE AND MANNER OF VOTING

     Trust Managers may be removed by the affirmative vote of the majority of outstanding Trust Shares (4,537,701). If more than a majority of outstanding Trust Shares vote against the hold-over Trust Managers, abstain or do not vote , the Trust Managers will not be re-elected but they may continue in office as hold-over Trust Managers. Valid proxies will be voted as instructed therein, but absent instructions will be voted FOR the removal of incumbent Trust Managers; FOR the prevention of the re-election of the hold-over Trust Managers and FOR the ratification of Ernst & Young LLP, as the Trust's auditors for the 1996 fiscal year and in the discretion of the proxies on any other matter that comes before the Meeting which was not known a reasonable time before the Meeting. Abstentions and broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner on a particular matter and the nominee does not vote the shares) will be counted in the determination of a quorum, but will otherwise have the effect of voting against Proposals I and II. Therefore, if you want the Trust Managers to be removed, or otherwise prevent their re-election, we urge you to sign, date and return the white proxy card in the enclosed envelope. No postage is required if mailed in the United States.

                              SHARES IN STREET NAME

         If you hold your Trust Shares in the name of a brokerage firm, your broker cannot vote the Shares until the broker receives specific instructions from you. Please contact the party at the brokerage firm responsible for your account to make sure that a proxy is executed for your Trust Shares on the white proxy card.

                              REVOCATION OF PROXIES

         If you have executed management's **** proxy card before receiving this Proxy Statement, you have every right to change your vote by signing, dating and returning the enclosed white proxy card. Only your latest dated proxy will count at the Meeting. Any proxy, including the proxy solicited hereby, may be revoked at any time before it is voted by (i) submitting a duly executed proxy bearing a later date to the Secretary of the Trust or to Pure World, (ii) filing with the Secretary of the Trust a written revocation or (iii) attending and voting at the Meeting in person.

                              SOLICITATION EXPENSE

         Pure World will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this proxy statement and other material which may be sent to shareholders in connection with this solicitation. Officers and regular employees of Pure World or its affiliates may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid. In addition, Pure World has retained Beacon Hill Partners, Inc. to solicit proxies on its behalf. It is anticipated that the cost to Pure World in connection with this solicitation will be approximately $25,000 inclusive of $10,000 payable to Beacon Hill Partners, Inc. Pure World has determined to seek in the lawsuit brought against it by the Trust, the reimbursement of all of Pure World's expenses in opposing the Trust Managers, including litigation expense and proxy costs.

                                                   Very truly yours,



                                                   PURE WORLD, INC.

                                   IMPORTANT

     If your shares are held in "Street Name" only your bank or broker can vote your shares, and only upon receipt of your specific instructions. Broker non-votes have the same effect as a vote against our proposal to remove the Trustees or elect our nominees. Please contact the person responsible for your account and instruct them to execute a white proxy card as soon as possible.

     If you have any questions or need further assistance in voting, please call John W. Galuchie, Jr., of Pure World, Inc. collect at (908) 234-9220, or our proxy solicitor:


                           BEACON HILL PARTNERS, INC.
                                 90 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (800) 755-5001

                                   SCHEDULE 1

            ADDITIONAL INFORMATION ABOUT PURE WORLD, INC. (Formerly
                            American Holdings, Inc.)

     Pure World, through its 83% owned subsidiary Madis Botanicals, Inc. is engaged in the business of manufacturing and distributing natural products. As of October 29, 1996, Pure World beneficially owned 907,000 shares ("Shares") of the Trust or approximately 9.99% of the total Trust Shares outstanding.

     Pure World has no agreements with the Trust or its Trust Managers or with respect to any securities of the Trust, the giving or withholding of proxies, any future employment by the Trust or any future transactions to which the Trust or its affiliates may be a party, except as have been or may be expressed in any filing with the Securities and Exchange Commission. Commencing in August 1996, the Trust and Pure World have had discussions concerning the possible settlement of the lawsuit between the Trust and Pure World however no agreements were concluded. Trust Shares purchased by Pure World, including Shares purchased in the past sixty days, are listed on Schedule 2.




                 DIRECTORS AND EXECUTIVE OFFICERS OF PURE WORLD


NAME AND ADDRESS                    POSITION AND OFFICE PRESENTLY HELD         PERCENTAGE OF DIRECT OR INDIRECT
-----------------                   -----------------------------------        --------------------------------
   OF  PERSON                                                                    OWNERSHIP  OF  VOTING SHARES
   ----------                                                                   -----------------------------
                                                                                         OF PURE WORLD
                                                                                        ---------------
Paul O. Koether                      Chairman and President                                38.28%(1)
211 Pennbrook Road
Far Hills, NJ 07931

John W. Galuchie, Jr.                Executive Vice President                              28.68%(1)
376 Main Street
Bedminster, NJ 07921

Mark Koscinski                       Senior Vice President                                     *
376 Main Street
Bedminster, NJ 07921

Voldemar Madis                       Vice Chairman                                             *
375 Huyler Street
S. Hackensack, NJ 07606

Mark W. Jaindl                       Director                                               1.89%
3150 Coffeetown Road
Orefield, PA 18069

William Mahomes, Jr.                 Director                                                  *
2200 Ross Ave., Suite 2700
Dallas, TX 75201

Alfredo Mena                         Director                                                  *
P.O. Box 520656
Miami, FL 33152


*Less than 1%

(1) Includes 27.55% owned by Sun Equities  Corporation ("Sun Equities") of which
Messrs. Koether and Galuchie are directors and executive officers. Sun Equities is a private company the business of which is to own shares of other corporations including Pure World.


                                   SCHEDULE 2
                      PURCHASES AND SALES OF TRUST SHARES
                             BY PURE WORLD, INC. (1)


  Dates                         Number of                                Price
Purchased                    Shares Purchased                          Per Share                   Total
----------                   ----------------                         -----------              -------------
12/15/93                          17,300                               $2.00                    $   34,948.50
12/16/93                           9,000                                2.00                        18,180.00
12/16/93                          87,600                                2.00                       176,954.50
12/21/93                          33,300                                2.125                       71,431.00
12/22/93                           1,000                                2.125                        2,145.00
12/22/93                           8,000                                2.00                        16,162.50
12/23/93                          17,700                                2.125                       37,969.00
12/27/93                           5,800                                2.125                       12,443.50
12/28/93                          28,400                                2.125                       60,918.00
12/28/93                           1,100                                2.125                        2,362.00
12/29/93                             700                                2.125                        1,501.50
12/29/93                          22,900                                2.125                       49,123.00
12/30/93                           1,000                                2.125                        2,147.50
12/30/93                          22,500                                2.125                       48,262.50
12/31/93                          21,900                                2.125                       46,978.00
01/03/94                          23,600                                2.125                       50,622.00
01/03/94                           2,000                                2.125                        4,292.50
01/04/94                             500                                2.125                        1,070.00
01/04/94                           3,600                                2.125                        7,724.50
01/05/94                           1,200                                2.125                        2,570.50
01/06/94                          26,300                                2.125                       56,284.50
01/07/94                           5,800                                2.125                       12,412.00
01/07/94                             500                                2.125                        1,072.50
01/10/94                           1,200                                2.125                        2,570.50
01/11/94                           7,000                                2.125                       14,982.50
01/13/94                             100                                2.125                          216.50
01/14/94                             800                                2.125                        1,714.50
01/18/94                             500                                2.125                        1,072.50
01/19/94                             300                                2.125                          644.50
01/19/94                           8,000                                2.125                       17,160.00
01/20/94                           1,000                                2.125                         2147.50
01/21/94                             100                                2.125                          217.00
01/24/94                          27,700                                2.125                       59,416.50
01/25/94                             700                                2.125                        1,504.00
01/26/94                          29,600                                2.125                       63,494.50
01/27/94                             700                                2.125                        1,501.50
01/27/94                          27,100                                2.125                       58,129.50
01/27/94                           6,300                                2.125                       13,513.50
01/27/94                           2,000                                2.125                        4,292.50
02/02/94                           1,100                                2.125                        2,362.00
02/02/94                           2,400                                2.125                        5,148.00
02/02/94                           3,000                                2.25                         6,810.00
02/02/94                          14,000                                2.25                        31,780.00
02/07/94                          10,000                                2.125                       21,452.50
02/08/94                          17,000                                2.25                        38,592.50
02/10/94                           3,400                                2.25                         7,718.00
02/10/94                          19,200                                2.375                       45,984.00
02/11/94                          20,000                                2.375                       47,902.50
02/14/94                             100                                2.25                           229.50
02/14/94                          16,800                                2.375                       40,236.00
02/23/94                           2,700                                2.25                         6,131.50
02/24/94                           6,500                                2.25                        14,757.50
02/25/94                           4,500                                2.25                        10,217.50
02/28/94                           1,700                                2.25                         3,861.50
03/03/94                             500                                2.25                         1,135.00
03/03/94                          10,000                                2.25                        22,702.50
03/07/94                          15,000                                2.25                        34,052.50
03/07/94                           5,500                                2.25                        12,485.00
03/07/94                           2,000                                2.25                         4,542.50
03/08/94                           9,400                                2.25                        21,340.50
03/09/94                             400                                2.25                           910.50
03/11/94                           2,900                                2.25                         6,585.50


                                                                              (table continued on next page)

(table continued from previous page)

03/14/94                           1,400                                2.25                         3,180.50
03/15/94                           2,000                                2.25                         4,542.50
03/15/94                             500                                2.25                         1,135.00
03/16/94                           5,900                                2.25                        13,393.00
03/16/94                          13,500                                2.25                        30,647.50
03/23/94                           4,200                                2.125                        9,011.50
03/24/94                           1,000                                2.125                        2,147.50
03/25/94                           9,600                                2.125                       20,594.50
04/13/94                          25,000                                1.75                        44,252.50
04/13/94                             700                                1.75                         1,239.00
04/14/94                          31,600                                1.75                        55,934.50
04/15/94                             700                                1.75                         1,241.50
04/18/94                           1,700                                1.75                         3,011.50
04/19/94                             500                                1.75                           887.50
04/20/94                          10,000                                1.75                        17,702.50
04/21/94                          15,000                                1.75                        26,552.50
04/22/94                           1,000                                1.75                         1,772.50
04/25/94                             400                                1.75                           710.50
04/26/94                          10,100                                1.75                        17,879.50
04/28/94                             800                                1.75                         1,416.00
04/28/94                           4,100                                1.75                         7,259.50
04/29/94                             400                                1.75                           710.50
05/11/94                             800                                1.75                         1,418.50
05/13/94                             600                                1.75                         1,064.50
05/17/94                           1,800                                1.75                         3,188.50
05/26/94                           2,500                                1.875                        4,752.50
05/27/94                             900                                1.875                        1,712.50
06/01/94                          11,600                                2.00                        23,492.50
06/01/94                          20,000                                2.00                        40,500.00
06/08/94                           2,100                                2.00                         4,255.00
06/09/94                           1,200                                2.00                         2,432.50
06/10/94                           8,700                                2.00                        17,620.00
06/13/94                           2,400                                2.00                         4,862.50
06/16/94                           2,100                                2.00                         4,255.00
06/17/94                           1,000                                2.00                         2,025.00
06/17/94                           8,500                                2.00                        17,215.00
06/21/94                             200                                1.875                          382.50
06/21/94                           5,300                                1.875                       10,070.00
06/22/94                          11,700                                1.875                       22,230.00
06/22/94                           1,800                                1.875                        3,422.50
06/30/94                           5,000                                1.75                         8,852.50
09/30/94                           5,000                                1.375                        6,977.50
10/03/94                           2,000                                1.375                        2,792.50
10/03/94                             200                                1.375                          281.50
10/04/94                           2,100                                1.375                        2,932.00
10/05/94                           3,800                                1.375                        5,303.50
10/06/94                           6,900                                1.375                        9,628.00
12/13/94                           2,300                                1.375                        3,234.00
12/14/94                           5,700                                1.375                        8,011.00
12/14/94                           8,000                                1.375                       11,240.00
12/14/94                           2,000                                1.375                        2,810.00
09/17/96                          19,000                                2.00                        38,570.00
                                                                                                -------------
                                 908,200                                                        $1,877,843.00


 Date                           Number of                                Price
 Sold                          Shares Sold                             Per Share                   Total
----------                   ----------------                         -----------              -------------
12/17/93                          1,200                                $2.125                   $    2,523.41

                                907,000                                                         $1,875,418.83*
                                =======                                                         =============



(1)  No shares were purchased with or are being held with borrowed funds.
 *    Reflects gain on sale of 1,200 shares on 12/17/93 of $99.24.

PRELIMINARY PROXY CARD

                       American Industrial Properties REIT
                 Annual Meeting To Be Held On December 18, 1996
   This Proxy Is Being Solicited On Behalf Of Pure World, Inc. ("Pure World")



     The undersigned hereby appoints Paul O. Koether and John W. Galuchie, Jr. or either of them, the undersigned's proxies, each with full power of substitution, to vote all Shares of Beneficial Interest of AMERICAN INDUSTRIAL PROPERTIES REIT (the "Trust") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Trust to be held on December 18, 1996 at **A.M. at ************************************** (the
"Meeting") and at any adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated below.

     WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE REMOVAL OF THE TRUST MANAGERS, AND FOR THE PROPOSAL TO PREVENT THE RE-ELECTION OF THE TRUST MANAGERS NAMED BELOW AND FOR THE RATIFICATION OF THE TRUST'S AUDITORS.

     If there are amendments or variations to the matters proposed at the Meeting or at any adjournments or postponements thereof, or if any other business properly comes before the Meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them to vote on such amendments, variations or other business.

1. To remove Trust Managers, William Bricker , Charles Wolcott and Robert Giles




                       FOR_____ ABSTAIN_____ AGAINST_____



                                    [REVERSE]

2. To prevent the re-election of the Trust Managers listed below and vote against such nominees:

Charles Wolcott    ______FOR             ______ABSTAIN             ______AGAINST

William Bricker    ______FOR             ______ABSTAIN             ______AGAINST

Robert Giles       ______FOR             ______ABSTAIN             ______AGAINST


3. Ratification of appointment of Ernst & Young LLP as independent auditors for the year ended December 31, 1996.

                       FOR______ ABSTAIN______ AGAINST______


The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the December 18, 1996 meeting.

                                 Dated: __________________________________, 1996

                                 _______________________________________________
                                 Signature of Shareholder

                                 _______________________________________________
                                 Signature of Shareholder if Shares held in more than one name (Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. If a corporation, please sign in full corporate
                                 name   by  President   or   other  authorized
                                 officer(s). If a partnership, please sign in partnership name by authorized person. If stock is in the name of two or more persons, each should sign. Joint owners should each sign. Names of all joint holders should be written even if signed by only one.)

PURE WORLD RECOMMENDS A VOTE FOR PROPOSALS  1, 2 and 3.


PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
ENVELOPE.